UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATSI COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	74-2849995
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3201 Cherry Ridge Road, Suite 300C, San Antonio, Texas 78230
(Address of Principal Offices)(Zip Code)

ATSI Communications, Inc. 2005 Stock Compensation Plan
(Full title of the plan)

Arthur L. Smith
Executive Officer
3201 Cherry Ridge Road, Suite 300C
San Antonio, Texas 78230
(210) 614-7240
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copy to:
Lawrence E. Wilson
Franklin, Cardwell & Jones
1001 McKinney, 18th Floor
Houston, Texas 77002
(713) 222-6025

CACULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, $.001 par value per share	10,000,000	$.20	$2,000,000	$61.40

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock that become issuable by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding common stock. In addition, pursuant to Rule 415(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represents 10,000,000 additional shares of common stock of the registrant issuable pursuant to awards available for grant under the ATSI Communications, Inc. 2005 Stock Compensation Plan, as amended.

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, estimated solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices reported as of September 14 , 2007.

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement on Form S-8 registers additional securities of the same class as other securities of the registrant for which a registration statement on Form S-8 is effective. Pursuant to General Instruction E. Registration of Additional Securities to Form S-8, the contents of the earlier registration statement, Form S-8 No. 333-130313 filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2005, is hereby incorporated by reference. Any information required in this registration statement that is not in the earlier registration statement is included herein.

EXHIBITS.

Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

5.1	Opinion of Franklin, Cardwell & Jones

10.1	ATSI Communications, Inc. 2005 Stock Compensation Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-8 No. 333-130313 filed with the Commission on December 14, 2005)

10.2	First Amendment to ATSI Communications, Inc. 2005 Stock Compensation Plan

23.1	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm

23.2	Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page)

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, and the State of Texas, on September 20, 2007.

ATSI COMMUNICATIONS, INC.

By:	/s/ Arthur L. Smith
Arthur L. Smith Chief Executive Officer

By:	/s/ Antonio Estrada
Antonio Estrada Corporate Controller Chief Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Arthur L. Smith and Antonio Estrada true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 20, 2007.

/s/ John R. Fleming	/s/ Arthur L. Smith
John R. Fleming Director	Arthur L. Smith Director

/s/ Murray R. Nye
Murray R. Nye Director

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Franklin, Cardwell & Jones

10.1	ATSI Communications, Inc. 2005 Stock Compensation Plan (incorporated by reference to Exhibit 4.1 to the registrant’s Form S-8 No. 333-130313 filed with the Commission on December 14, 2005)

10.2	First Amendment to ATSI Communications, Inc. 2005 Stock Compensation Plan

23.1	Consent of Malone & Bailey, PC, Independent Registered Public Accounting Firm

23.2	Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)

24.1	Power of Attorney (included on Signature Page)